Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement pertaining to the 2004 Key Employee Stock Option Plan (Form S-8, No. 333-123375), of MainStreet BankShares, Inc. of our report dated February 14, 2007, with respect to the consolidated financial statements of MainStreet BankShares, Inc. and subsidiaries included in the Annual Report (Form 10-KSB) for the year ended December 31, 2006.

/s/ Brown Edwards & Company LLP

Brown Edwards & Company LLP

Certified Public Accountants

Bluefield, West Virginia

February 15, 2008

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